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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)                November 8, 2006



                           CONTANGO OIL & GAS COMPANY
             (Exact Name of Registrant as Specified in Its Charter)



          DELAWARE                    001-16317                  95-4079863
(State or other jurisdiction         (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)



                        3700 BUFFALO SPEEDWAY, SUITE 960
                              HOUSTON, TEXAS 77098
                    (Address of principal executive offices)

                                 (713) 960-1901
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

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ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On November 8, 2006, the Company announced financial results for the three months ended September 30, 2006.

     Contango Oil & Gas Company (AMEX:MCF) reported a net loss attributable to common stock for the three months ended September 30, 2006 of approximately $0.4 million, or $.03 per basic and diluted share, compared to net income attributable to common stock for the three months ended September 30, 2005 of $0.06 million, or $.01 per basic and diluted share. EBITDAX for the three months ended September 30, 2006 was $.04 million compared to $0.7 million for the three months ended September 30, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

Exhibit No.                     Description of Document
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99.1            Press release dated November 8, 2006







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONTANGO OIL & GAS COMPANY



Date: November 8, 2006                  By: /s/  KENNETH R. PEAK
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                                            Kenneth R. Peak
                                            Chairman and Chief Executive Officer